                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            BACK YARD BURGERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                            BACK YARD BURGERS, INC.
                             2768 Colony Park Drive
                            Memphis, Tennessee 38118
                                 (901) 367-0888

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
                                      N/A
          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
                                      N/A
          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                      N/A
          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
                                      N/A
          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                 -----------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
                                                       -------------------------
     (3)  Filing Party:
                       ---------------------------------------------------------
     (4)  Date Filed:
                     -----------------------------------------------------------

                             BACK YARD BURGERS, INC.
                             2768 COLONY PARK DRIVE
                            MEMPHIS, TENNESSEE 38118

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 1999

Dear Stockholder:

     You are cordially invited to attend the annual meeting of the stockholders of Back Yard Burgers, Inc., a Delaware corporation, to be held at Guesthouse Inn & Suites, 4300 American Way, Memphis, Tennessee 38118 (The Memphis Room) on May 20, 1999, at 10:00 a.m., central time, for the following purposes:

         1. To elect two Class II Directors for a 3 year term.

         2. To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the company for 1999.

         3. To transact such other business as may properly come before the meeting or any postponements, continuations or adjournments thereof.

         Only holders of record of shares of the company's common stock and preferred stock at the close of business on March 26, 1999, are entitled to notice of and to vote at the meeting and at any and all postponements, continuations or adjournments thereof.

         The company's Proxy Statement and Annual Report for the year ended January 2, 1999 is being mailed to stockholders with this mailing.

                                       By Order of the Board of Directors


                                       Lattimore M. Michael
                                       Chairman and Chief Executive Officer
Memphis, Tennessee
April 9, 1999

--------------------------------------------------------------------------------
         Your vote is important. You are requested to complete, sign, date and return the proxy card in the return envelope provided. You retain the right to revoke the proxy or to vote in person should you later decide to attend the meeting.
--------------------------------------------------------------------------------

                             BACK YARD BURGERS, INC.
                             2768 COLONY PARK DRIVE
                            MEMPHIS, TENNESSEE 38118


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 1999

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Back Yard Burgers, Inc., a Delaware corporation, to be used in voting at the annual meeting of stockholders of the company to be held May 20, 1999, and at any and all postponements, continuations or adjournments thereof. This Proxy Statement, the accompanying Form of Proxy and the Notice of Annual Meeting are first being mailed or given to stockholders of the company on or about April 9, 1999. The principal executive offices of the company are located at 2768 Colony Park Drive, Memphis, Tennessee 38118.

         Stockholders of the common stock and preferred stock, whose names appeared of record on the books of the company at the close of business on the record date, March 26, 1999, will be entitled to vote at the meeting and any postponements, continuations or adjournments thereof. On the record date, there were 4,600,397 shares of the company's common stock and 23,123 shares of the company's preferred stock issued, outstanding and entitled to vote at the meeting. Since April 5, 1995, 1,176,856 shares of the company's preferred stock have been converted into common stock at the option of the stockholders in accordance with their rights. The common stock and the preferred stock shall be counted as a single class for purposes of calculating votes with respect to each matter submitted at the meeting. Each share of common stock and preferred stock is entitled to one vote on each matter submitted at the meeting.

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the company entitled to vote at the meeting will constitute a quorum. Votes cast by proxy or in person will be tabulated by the inspectors of election appointed by the board of directors (or the board) of the company for the meeting. The affirmative vote of a majority of the shares of common stock and preferred stock cast at the meeting by the holders of the shares entitled to vote thereon, voting as a single class, is required to approve the proposals to be considered at the meeting. Abstentions and votes withheld in the absence of instructions from street name holders (broker non-votes) are included in the determination of those shares present and voting and may be voted in the discretion of brokers.

         If the accompanying proxy card is properly signed and returned to the company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote for the approval of all of the proposals to be considered at the meeting, and as recommended by the board with regard to all other matters or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the secretary of the company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the annual meeting in person and so requests. Attendance at the annual meeting will not, in itself, constitute a revocation of a previously granted proxy.

--------------------------------------------------------------------------------
         For a simplified "Question and Answer" presentation of certain information described herein, please see back cover.
--------------------------------------------------------------------------------

                                    PROPOSALS

         1. RE-ELECTION OF DIRECTORS

         Nominees for re-election this year are:

         -   W. Kurt Henke (director since 1993)
         -   William N. Griffith (director since 1989)

         Each has consented to serve a three-year term. See page 3 for more information.

         PROXIES WILL BE VOTED FOR THE NOMINEES LISTED ABOVE, UNLESS OTHERWISE INSTRUCTED. THE AFFIRMATIVE VOTE OF A PLURALITY OF THE SHARES OF COMMON STOCK AND PREFERRED STOCK CAST AT THE MEETING BY THE HOLDERS OF THE SHARES ENTITLED TO VOTE IS REQUIRED TO ELECT THE DIRECTORS.


         2. RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT
            ACCOUNTANTS

         The board of directors of the company has appointed the firm of PricewaterhouseCoopers LLP, certified public accountants, as independent accountants for the company for 1999 subject to ratification by the stockholders. PricewaterhouseCoopers LLP, which has served as independent accountants for the company since it consummated its initial public offering in July 1993, has advised the company that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with the company or any of its subsidiaries other than as independent public accountants. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

         THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK AND PREFERRED STOCK CAST AT THE MEETING IS REQUIRED TO APPROVE THE RATIFICATION OF INDEPENDENT ACCOUNTANTS. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                              ELECTION OF DIRECTORS

General

         Under the company's Second Amended and Restated Certificate of Incorporation, members of the board of directors are to be elected by classes with staggered terms of three years each. The board of directors presently consists of six persons. The board of directors may consist of not less than five nor more than twelve directors, whose membership shall be spread as evenly as practicable among the three classes. At the 1999 annual meeting of stockholders, two Class II Directors will be elected to a term expiring in 2002.

         The board of directors has the authority under the by-laws of the company to elect additional directors during the year to fill any vacant positions until the next annual meeting of stockholders. The directors will serve a term as indicated below, and until their successors are duly elected and qualified.

         It is expected that the nominees will serve, if elected, but if for any unforeseen reason any such nominees should decline or be unable to serve, the proxies will be voted to fill any such vacancy in accordance with the discretionary authority of the persons named in the proxies.

         The following table sets forth the name, age, position with the company and/or principal occupation, and term of office as director for each nominee and each current director:

DIRECTORS STANDING FOR RE-ELECTION ARE THE CLASS II DIRECTORS AS FOLLOWS:(1)


                                                                                           Director      Year Term
Name                           Age         Principal Occupation During Past 5 Years         Since       Will Expire
----                           ---         ----------------------------------------         -----       -----------
W. Kurt Henke                  40      Mr. Henke has been an attorney with Henke,           1993          2002(2)
                                       Heaton & Bufkin since 1992.

William N. Griffith            36      Mr. Griffith has been executive vice president       1989          2002(2)
                                       and secretary/treasurer of the company since
                                       1993. From 1989 to 1992, he was the
                                       company's senior vice president of operations.

---------------

         (1) Joe Colonnetta, who served on the Board since 1996, resigned on September 11, 1998 due to other professional commitments and obligations. Mr. Griffith previously served as a Class III Director, but has consented to stand for re-election as a Class II Director so the membership among classes will be spread as evenly as practicable.

         (2) Assumes election at the 1999 annual meeting of stockholders of the Class II Directors.

CONTINUING DIRECTORS INCLUDE THE CLASS I AND III DIRECTORS  AS FOLLOWS:

                                                                                          Director        Year Term
Name                           Age         Principal Occupation During Past 5 Years         Since         Will Expire
----                           ---         ----------------------------------------         -----         -----------
William B. Raiford, III        38      Mr. Raiford has been an attorney with, Merkel        1993             2001
                                       & Cocke, P.A. since 1989.

Stephen J. King(1)             47      Mr. King, who is a CPA and consultant, was           1995             2001
                                       chief financial officer of the company
                                       from July 1993 to March 1999. From 1988
                                       to 1993, he was the comptroller for
                                       Southland Racing Corporation. Prior to
                                       1988, he practiced accounting at Price
                                       Waterhouse.

Lattimore M. Michael           55      Mr. Michael has been chairman and chief              1987             2000
                                       executive officer of the company since 1993.
                                       From 1987 to 1992, he was the company's
                                       president and chief executive officer.

Joseph L. Weiss                39      Mr. Weiss has been president and chief               1989             2000
                                       operating officer of the company since 1993.
                                       From 1989 to 1993, he was the company's
                                       secretary/treasurer.

MEETINGS

         Since the beginning of the company's fiscal year on January 4, 1998, the board of directors has held seven meetings. Other than Joe Colonnetta, who resigned from the board in 1998, each board member attended 75% or more of the total number of meetings of the board held during the period that he served.

         The board of directors has an audit committee whose members are Messrs. Raiford and Griffith. Prior to his resignation, Mr. Colonnetta was also a member of the audit committee. The audit committee makes recommendations regarding the selection of independent public accountants, reviews the scope and results of the audit conducted by the independent public accountants, reviews the adequacy of the company's accounting, financial and operating controls, and supervises special investigations, if any. The audit committee held one meeting in 1998, which was attended by the three members.

         The board of directors has a compensation committee whose members are Messrs. Henke, Raiford and Weiss. The compensation committee reviews and approves annual salaries and bonuses for all corporate officers and management personnel and reviews and recommends to the board of directors the terms and conditions of the employee benefit plans and/or changes thereto. The compensation committee held one meeting in 1998, which was attended by the three members.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         U.S. securities laws require the company's officers and directors, and persons who own more than ten percent of a registered class of the common stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all filed forms to the company. Based solely on its review of the copies of such forms and written representations from reporting persons, the company believes that all such filings required in 1998 were made in a timely fashion.

--------

         (1) Mr. King resigned as chief financial officer of the company effective March 19, 1999. Such resignation was on good terms and Mr. King continues to serve the company as an outside consultant and director.

PRINCIPAL STOCKHOLDERS

         The following sets forth certain information with respect to the beneficial ownership of the company's common stock as of March 1, 1999 by (1) each person or entity known to the company to be the beneficial owner of more than 5% of each class of the company's voting shares, (2) each of the company's directors and executive officers named in the Summary Compensation Table and (3) all of the company's directors and executive officers as a group.


                                   Amount & Nature of
                                 Beneficial Ownership of
 Name and Address (1)               common stock(2)(3)           Percent of Class
----------------------             ---------------------         ----------------
Lattimore M. Michael                      476,182                      10.30%
Joseph L. Weiss                           531,437 (4)                  11.49%
William N. Griffith                        78,725 (5)                   1.68%
W. Kurt Henke                               5,500 (5)                   *
Stephen J. King                            36,825 (5)                   *
William B. Raiford, III                     5,500 (5)                   *
Barnett Chiz                              249,950 (6)                   5.41%
Lawrence Chiz                             249,950 (6)                   5.41%
All Officers & Directors                1,181,624                      25.52%
  (9 persons)

--------------------

*Less than 1%

(1) The address of each of Messrs. Michael, Weiss, Griffith, McDermott, and Reid is c/o Back Yard Burgers, Inc., 2768 Colony Park Drive, Memphis, Tennessee 38118. The address of Mr. King is 1875 Spaulding Circle, Superior, Colorado 80027. The address of Mr. Raiford is 30 Delta Avenue, Clarksdale, Mississippi 38614. The address of Mr. Henke is 408 Hopson Street, Lyon, Mississippi 38645. The address of Mr. Barnett Chiz and Mr. Lawrence Chiz is P. O. Box 466, Shaw, Mississippi 38773.

(2) Unless otherwise noted, the company believes that all persons named in the table have sole voting and investment power with respect to the shares of common stock. None of said persons set forth above owns any shares of preferred stock.

(3) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from March 1, 1999, have been exercised (includes shares exercisable pursuant to incentive stock options that have been granted to certain executive officers of the company as of March 1, 1999).

(4) Mr. Weiss' wife owns 16,660 shares of common stock, each of Mr. Weiss' two minor children own 9,640 shares of common stock, and Mr. Weiss' father owns 20,000 of the 531,437 shares of common stock reflected in the table.

(5) The number shown reflects that portion of stock options granted pursuant to the company's Incentive Stock Option Plan of 1993 and the 1995 Incentive Award Plan which are exercisable as of and within 60 days after March 1, 1999, except that (i) with respect to Mr. Griffith, such amount includes 19,413 shares of common stock held directly by Mr. Griffith and (ii) with respect to Mr. King, such amount includes 3,125 shares of common stock held directly by Mr. King.

(6)      Mr. Barnett Chiz and Mr. Lawrence Chiz are brothers.

OTHER EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

OTHER EXECUTIVE OFFICERS

         In addition to the executive officers listed above under "Election of Directors," the following persons also serve as executive officers of the company:

         Michael C. McDermott, Age 52 -- Mr. McDermott has been executive vice president -- company operations since September 1996. From April 1996 to September 1996, he was an operating partner for Wyatt's Cafeterias. From August 1995 to November 1995, he was an owner/operator of Hudson's Grills. From 1992 to 1995, he was a regional manager for Country Harvest Buffet, Inc.

         Michael G. Webb, Age 30 -- Mr. Webb has been chief financial officer since March 1999. From 1995 to 1999, he was the controller for Shepherd Tissue, Inc. From 1993 to 1995 he was a senior financial analyst for The Promus Companies. Prior to 1993, Mr. Webb was an auditor for KPMG Peat Marwick.

         Stephen C. Reid, Age 40 -- Mr. Reid has been vice president -- research and development since 1998.

COMPENSATION OF DIRECTORS

         Directors who are not officers of the company receive a $500 fee for each board meeting attended.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table shows the compensation for each of the last three years of the company's chief executive officer and other executive officers whose compensation exceeded $100,000:



                           SUMMARY COMPENSATION TABLE

                                                                                   Long Term
                                                      Annual Compensation         Compensation
                                                      -------------------         ------------
                                                                                   Securities
                                                     Salary                        Underlying               All Other
           Name                 Year                 ($)(1)         Bonus ($)    Options/SARS (#)      Compensation ($)(2)
           ----                 ----                 ------         ---------    ----------------      -------------------
Lattimore M. Michael,           1998                119,997          43,500               --                  6,834
Chairman and Chief              1997                114,556          47,500               --                  6,850
Executive Officer               1996                111,674          18,000               --                     --

Joseph L. Weiss,                1998                125,472              --               --                  6,672
President and Chief             1997                122,317           4,000               --                  4,588
Operating Officer               1996                117,180          18,000               --                     --

William N. Griffith,            1998                 88,410          14,204            8,000                  3,955
Executive Vice                  1997                 84,812          14,204            8,000                  2,895
President and                   1996                 80,416          14,204            8,000                     --
Secretary/Treasurer

--------------------

(1) The amounts indicated include indirect compensation to Mr. Michael for use of a company automobile, and direct compensation to Messrs. Weiss and Griffith in the form of an automobile allowance, although such amounts are less than $50,000 or 10% of their respective total annual salaries and bonuses for each respective year.

(2) The amounts indicated represent life and/or disability insurance premiums paid on behalf of such persons.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

                                                  Percent of
                               Number of            Total
                               Securities        Options/SARs
                               Underlying         Granted to
                              Options/SARs       Employees in      Exercise or Base
           Name                granted (#)       Fiscal YR (%)       Price ($/Sh)       Expiration Date
           ----               -----------       -------------        ------------       ---------------
Lattimore M. Michael               --                 --                   --                  --
Joseph L. Weiss                    --                 --                   --                  --
William N. Griffith             8,000               10.8%               $2.25              3-1-08



     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                OPTION/SAR VALUES




                                                          Number of Unexercised
                                                          Securities Underlying    Value of Unexercised In-the-
                              Shares                          Options/SARs            Money Options/SARs at
                             Acquired                           at FY-End                   FY-End (1)
                                on         Value        -------------------------  ----------------------------
           Name              Exercise     Realized      Exercisable Unexercisable  Exercisable   Unexercisable
           ----              --------     --------      ----------- -------------  -----------   --------------
Lattimore M. Michael           --            --               --         --              --            --
Joseph L. Weiss                --            --               --         --              --            --
William N. Griffith            --            --           59,312         --           4,480            --

--------------------

(1) The dollar amount shown represents the product of the number of shares purchasable upon exercise of the related options times the difference of the average of the high and low sales prices reported on January 2, 1999 ($1.97) and the weighted average purchase price per share payable upon such exercise ($1.67).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Weiss, the company's president and chief operating officer, was a member of the company's compensation committee during 1998. As a member of the compensation committee, Mr. Weiss participated in deliberations with other committee members concerning compensation of officers and non-management personnel.

EMPLOYMENT AGREEMENTS

         Michael Employment Agreement - The company entered into a five-year employment agreement dated April 15, 1993 with Lattimore M. Michael. The agreement is automatically extended for an additional one-year period at the end of each year under the agreement, unless terminated pursuant to its provisions. Pursuant to the employment agreement, Mr. Michael is employed as the chairman and chief executive officer of the company. Pursuant to the terms of Mr. Michael's employment agreement, his current annual base salary is $122,850. In addition to the base salary, the agreement provides for certain bonuses based upon certain pre-tax profit goals as set by the compensation committee. Mr. Michael was also eligible to receive a fixed cash bonus of $43,500 per year payable in a lump sum at the end of each of 1996, 1997 and 1998.

         In the event of the termination of Mr. Michael's employment by the company during the term of the employment agreement, Mr. Michael shall be entitled to (i) his base salary through the last day of the month in which the date of termination occurs, at the annual rate in effect at the date of termination, to the extent unpaid prior to such date of termination; and (ii) any fixed bonus described above which shall have been earned prior to the date of termination to the extent unpaid prior to such date, except no such bonus payment shall be made if Mr. Michael is terminated for cause. The employment agreement contains a non-competition provision which prohibits Mr. Michael, during the period of his employment and for a period of one year after termination of employment, from engaging in any business, directly or indirectly, in competition with the company anywhere within a 150 mile radius of the City of Memphis, Tennessee and anywhere within a 50 mile radius of any company-operated or franchised restaurant located in the United States.

         Weiss Employment Agreement - On June 25, 1993, the company entered into a five-year employment agreement with Joseph L. Weiss. The agreement is automatically extended for an additional one-year period at the end of each year under the agreement, unless terminated pursuant to its provisions. Pursuant to the employment agreement, Mr. Weiss is employed as the president and chief operating officer of the company. Pursuant to the terms of Mr. Weiss' employment agreement, his current annual base salary is $122,850. In addition to the base salary, the agreement provides for certain bonuses based upon certain pre-tax profit goals as set by the compensation committee. The termination and non-competition provisions set forth in Mr. Weiss' agreement are consistent with those found in Mr. Michael's agreement, as described above.

         Griffith Employment Agreement - On June 6, 1993, the company entered into a five-year employment agreement with William N. Griffith. The agreement is automatically extended for an additional one-year period at the end of each year under the agreement, unless terminated pursuant to its terms. Mr. Griffith serves as executive vice president and secretary/treasurer of the company. Pursuant to the terms of the agreement, his current annual base salary is $84,357. In addition to the base salary payments, the agreement provides for certain bonuses based upon certain pre-tax profit goals as set by the compensation committee. The termination and non-competition provisions set forth in Mr. Griffith's agreement are consistent with those found in Mr. Michael's agreement, as described above.

COMPENSATION PURSUANT TO PLANS

         Stock Purchase Plan - The board of directors of the company and its stockholders adopted the company's Stock Purchase Plan in May 1995. As of March 1, 1999, 48,417 shares had been purchased under the Stock Purchase Plan. Any eligible employee may become a participant in the Stock Purchase Plan by filing with the company a stock purchase agreement prior to any offering date on which an offering under the Stock Purchase Plan commences. Payment for shares of common stock purchased under the Stock Purchase Plan is made by authorized payroll deductions from a participant's compensation or by supplemental payments. The purchase price of each share issued pursuant to the Stock Purchase Plan is 85% of the average of the reported highest and lowest bid price of the company's common stock on Nasdaq on the applicable purchase date. The Stock Purchase Plan shall continue in effect through December 31, 2005, unless terminated prior thereto by the board of directors.

         1995 Incentive Award Plan - The board of directors of the company and its stockholders adopted the 1995 Incentive Award Plan in May 1995. As of March 1, 1999, 159,135 options had been granted under the 1995 Incentive Award Plan. This plan, among other things, provides for automatic grants of options to non-employee directors on an annual basis. A description of the 1995 Incentive Award Plan is set forth below.

         Incentive stock options granted under the 1995 Incentive Award Plan are exercisable for a period of not more than ten (10) years from the date of the grant. The purchase price of each share issued pursuant to the exercise of an incentive stock option granted under the 1995 Incentive Award Plan may not be less than 100% of the fair market value per share on the date of the grant. The purchase price of each share issued pursuant to the exercise of a non-qualified stock option granted under the 1995 Incentive Award Plan shall be determined by the compensation committee. The period during which the right to exercise an option in whole or in part vests shall be set by the compensation committee. The 1995 Incentive Award Plan provides that outstanding options or performance awards will become immediately exercisable in the event of a change of control of the company.

         The compensation committee may grant non-qualified stock options to employee directors, officers, employees and other persons and such options may provide for the right to purchase shares at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date.

         Incentive Stock Options are designed to comply with the provisions of the Internal Revenue Code, and are subject to restrictions contained in the Code, including a requirement that exercise prices are equal to at least 100% of the fair market value of the shares on the grant date and a ten-year restriction on the option term, but may be subsequently modified to disqualify them from treatment as incentive stock options.

         Restricted stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the compensation committee. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Performance awards may also be granted, the value of which may be limited to the market value, book value or other measure of the common stock or other specific performance criteria determined to be appropriate by the compensation committee.

         Non-qualified options are granted automatically to each non-employee director 10 days after each annual meeting of stockholders. Each option covers 2,500 shares of common stock and has an exercise price equal to the fair market value of the common stock on the date of grant. The exercise period of each option commences six months after the date of grant of the option and ends five years after such grant date, provided that an option will terminate upon the termination of the holder's service as a director of the company, subject to certain grace periods if such termination of service occurs after the option has vested. The compensation committee has no authority, discretion or power with respect to participants, exercise price, number of shares or option period or to alter any terms or conditions insofar as such non-employee director options are concerned.

         Notwithstanding the summary description above, the board has unanimously adopted a policy which provides that the compensation committee shall not be authorized to grant any non-qualified stock option awards, sell any restricted stock, or otherwise provide for any other types of awards under the 1995 Incentive Award Plan that would attribute any value to the shares less than
(1) 100% of the fair market value of the shares on the grant date without first making a good faith determination that the specific grant in question is materially important to the company's ability to attract and/or retain a "well-qualified person" as an employee of the company (provided that, except as otherwise set forth below, such awards shall not be granted at less than 85% of the fair market value of the Shares on the date of grant) or (2) 85% of the fair market value of the shares on the grant date without first making a good faith determination that the specific grant in question is materially important to the company's ability to attract and/or retain a "key employee" and having further obtained not less than a two-thirds majority approval of the disinterested members of the board.

         1993 Stock Option Plan - The board of directors of the company and its stockholders adopted the 1993 Stock Option Plan in April 1993. Under the 1993 Stock Option Plan, the company may grant to eligible salaried individuals, incentive stock options, as defined in Section 422(b) of the Code. As of March 1, 1999, the company had granted to certain executive officers and employees incentive stock options to purchase 137,991 of the 176,969 shares available for issuance under the 1993 Stock Option Plan. As of 1999, the company is no longer granting stock options under this plan. All options under the 1993 Stock Option Plan were granted at an exercise price equal to the fair market value of the common stock on the date of grant and are subject to a five-year level vesting schedule, at the rate of 20% per year.

CERTAIN TRANSACTIONS

         From time to time in the ordinary course of business, the company does business with and/or engages in certain transactions between itself and certain affiliated parties. Management of the company believes that such dealings and transactions are immaterial in nature and have been on terms no less favorable to the company than those that could have been obtained from unaffiliated parties.

                               PROXY SOLICITATION

         The expense of the Board's solicitation of proxies will be borne by the company. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or telegraph. Banks, brokerage houses, and other institutions, nominees and fiduciaries will be requested to forward the soliciting materials to beneficial owners of the common stock and the preferred stock and to obtain authorizations for the execution of proxies; and if they in turn so request, the company will reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such materials. Directors, officers and regular employees of the company and its subsidiaries may also solicit proxies without additional remuneration therefor.

         Stockholders are urged to sign the accompanying proxy, solicited on behalf of the board of directors of the company, and return it at once in the envelope provided for that purpose. Proxies will be voted in accordance with the stockholders' directions. If no directions are given, the proxies will be voted FOR all proposals. A stockholder giving a proxy has the power to revoke it any time prior to its exercise by executing another proxy bearing a later date, by written notice to the company's secretary or by oral or written statement at the meeting.

                              STOCKHOLDER PROPOSALS

         Proposals by stockholders intended to be presented at the company's annual meeting in 2000 must be received by the company no later than December 11, 1999 in order to be included in the Proxy Statement relating to such annual meeting.

                                  OTHER MATTERS

         The board of directors does not know of any matters which may be presented at the meeting other than those specifically set forth in the Notice of Annual Meeting. If any other matter should come properly before the meeting or any postponements, continuations or adjournments thereof, the holders of the proxies will vote in accordance with their best judgment with respect to such matter.

                        ADDITIONAL INFORMATION AVAILABLE

         The company will provide, without charge, to any person receiving a copy of this Proxy Statement, upon written request of such person, a copy of the company's Annual Report on Form 10-KSB for the fiscal year ended January 2, 1999, including the financial statements thereto. Such requests should be addressed to Michael G. Webb, Chief Financial Officer, Back Yard Burgers, Inc., 2768 Colony Park Drive, Memphis, Tennessee 38118.

                                           By Order of the Board of Directors


                                           William N. Griffith
                                           Secretary/Treasurer


April 9, 1999

                            BACK YARD BURGERS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 20, 1999


                              QUESTIONS AND ANSWERS

Q:       WHAT AM I VOTING ON?

A: (1) Re-election of W. Kurt Henke and William N. Griffith as directors, and (2) ratification of PricewaterhouseCoopers LLP as independent accountants.

Q:       WHO IS ENTITLED TO VOTE?

A: Shareholders as of the close of business on March 26, 1999. Each share of common stock and preferred stock is entitled to one vote.

Q:       HOW DO I VOTE?

A: You may vote by completing and mailing your proxy card or attending the meeting in person. (See page one for more details.)

Q:       HOW DOES DISCRETIONARY AUTHORITY APPLY?

A: If you sign your proxy card, but do not make any selections, you give authority to each of Lattimore M. Michael and Joseph L. Weiss to vote on the two proposals and any other matter that may properly come before the meeting.

Q:       IS MY VOTE CONFIDENTIAL?

A: Yes. Only the inspector and certain employees will have access to your proxy card. All comments will remain confidential, unless you ask that your name be disclosed.

Q:       WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?

A: Approximately 25.52% of our common stock as of March 1, 1999. (See page five for more details.)

Q:       WHO WILL COUNT THE VOTES?

A: Union Planters Bank will tabulate the votes; and Michael G. Webb, our chief financial officer, will act as inspector of election.

                                                                      APPENDIX A

PROXY                      BACK YARD BURGERS, INC.

    The undersigned hereby appoints Lattimore M. Michael and Joseph L. Weiss, and each of them, as proxies for the undersigned, each with full power of appointment and substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of the $.01 par value common stock and/or the $.01 par value preferred stock of Back Yard Burgers, Inc. which the undersigned is entitled to vote at the annual meeting of the stockholders to be held at Guesthouse Inn & Suites, 4300 American Way, Memphis, Tennessee 38118 (The Memphis Room) on May 20, 1999, at 10:00 a.m., central time, or at any and all postponements, continuations or adjournments thereof. This proxy, when properly executed, will be voted in the manner directed by the stockholder.

1. Proposal to elect two Class II directors for a three year term.

   For all nominees listed below:                               Withhold authority to vote for the nominees listed
   (except as marked to the contrary below).  [ ]               below.  [ ]

                                              FOR   WITHHOLD AUTHORITY
   W. Kurt Henke                              [ ]          [ ]
   William N. Griffith                        [ ]          [ ]

2. Proposal to ratify the selection of the accounting firm of PricewaterhouseCoopers LLP as independent accountants for the company for 1999.

  [ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

3. In the discretion of the proxy holders regarding other business which properly come before the Meeting or at any and all postponements, continuations or adjournments thereof.

THIS PROXY WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED FOR THE ABOVE PROPOSALS, UNLESS OTHERWISE DIRECTED.

                                      NOTE: Please date Proxy and sign as name appears hereon. When shares are held by joint tenants, both should sign. If signer is a corporation, please sign full corporate name by authorized officer.

                                      Dated:
                                            ------------------------------------

                                      Sign here:
                                                --------------------------------

                                      (Please sign exactly as name appears
                                      hereon. Administrators, executors,
                                      trustees, etc. should so indicate when
                                      signing.)

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.